Exhibit 99.1

CARBITE GOLF ANNOUNCES LAY OFF

Contact: Kay Rokusek—(858) 625-0065

SAN DIEGO, CA, August 15, 2002 – Carbite Golf (TSXV:CGT, OTC:CGTFF) reports that it has laid off the majority of its work force and suspended most of its normal business operations. Stan Sopczyk, Carbite CEO stated: “We have been unable to resolve our outstanding credit facilities with our largest secured creditor which has filed suit on $1,495,000 in loans and has sent notices to our customers. We are reviewing all options to deal with our creditors which may include formal creditor protection and are looking at all options to resolve the matter with our largest creditor. We have laid off workers and curtailed operations to reduce expenses as we review our options.”

Carbite Golf is a San Diego based manufacturer of innovative golf equipment. Patented powder metallurgy technology permits golf club designs with a bigger sweet spot and better results from off-center hits. Current products include the “Polar Balanced Putter” and the “Polar Balanced Wedge.” Carbite also sells the Putterball, a training aid popular on the PGA Tour, and the Power Ti-Pod, the antidote for players who can’t hit a traditional driver. For product information, contact Kay Rokusek at Carbite Golf, 9985 Huennekens St., San Diego, CA., 92121, telephone 1-800-272-4325 or fax 858-625-0752.